UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2014

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52499	98-0515290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 North Carson Street, Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	775.782.3999

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material definitive Agreement

As previously announced, on November 14, 2011, our company entered into an asset sale agreement with Bowerman Holdings LLC to acquire up to 75% of Bowerman’s right, title and interest in and to 31 KM mining claims and 17 Raddlefinger mining claims located in Siskiyou County, California. Closing of the acquisition was scheduled to occur by May 31, 2013, however our company and Bowerman extended the closing date of the asset sale agreement to November 30, 2013 and subsequently to August 31, 2014 and November 30, 2014.

October 31, 2014, our company and Bowerman agreed to extend the closing of the transaction until August 27, 2015. So long as our company is not in default of the agreement, and with consent of Bowerman, we may extend the closing date for as many as three additional 90 day periods.

Item 9.01	Financial Statements and Exhibits

10.1	Asset Sale Agreement with Bowerman Holdings, LLC dated November 14, 2011 (incorporated by reference to our Current Report on Form 8-K filed on November 21, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.

/s/ Greg Painter
Greg Painter
President, Chief Executive Officer, Secretary, Treasurer and Director
Date: November 7, 2014